UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 5, 2022

ALTITUDE ACQUISITION CORP.

(Exact name of registrant as specified in its charter)

Delaware	001-39772	85-2533565
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS. Employer Identification No.)

400 Perimeter Center Terrace Suite 151 Atlanta, Georgia 30346
(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: 1 (800) 950-2950

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of one share of Class A common stock, par value $0.0001, and one-half of one redeemable warrant	ALTUU	The Nasdaq Stock Market LLC
Class A common stock, par value $0.0001	ALTU	The Nasdaq Stock Market LLC
Redeemable warrants, each warrant exercisable for one share of Class A common stock, each at an exercise price of $11.50 per share	ALTUW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01	Other Events.

On October 5, 2022, Altitude Acquisition Corp. (the “Company”) entered into a non-redemption agreement (the “Non-Redemption Agreement”) with one of its existing stockholders (the “Non-Redeeming Stockholder”) holding an aggregate of 223,124 shares (the “Shares”) of Class A common stock, par value $0.0001, of the Company.

Pursuant to the Non-Redemption Agreement, the Non-Redeeming Stockholder agreed to (a) not redeem the Shares in connection with the vote to amend the Company’s amended and restated certificate of incorporation to extend the date by which the Company has to consummate an initial business combination from October 11, 2022 to April 11, 2023 (the “Extension” and such extended date, the “Extended Date”) and (b) vote all of its Shares in favor of the Extension.

In connection with the foregoing, Gary Teplis, the Chief Executive Officer of the Company, agreed to pay to the Non-Redeeming Stockholder $0.05 per Share per month through the Extended Date, in a single cash payment within 45 days from the date of the Non-Redemption Agreement.

Based on the redemption results ahead of the special meeting on October 6, 2022 and assuming the Extension is adopted, the Company expects over $15 million to remain in the trust account following the effectiveness of the Extension.

The foregoing description of the Non-Redemption Agreement does not purport to be complete and is qualified in its entirety by the terms and conditions of the form of Non-Redemption Agreement, a copy of which is filed as Exhibit 10.1 hereto and is incorporated by reference herein.

Additional Information and Where to Find It

The Company filed a definitive proxy statement (the “Extension Proxy Statement”) with the Securities and Exchange Commission (“SEC”) on September 16, 2022. The Extension Proxy Statement will be used in connection with the stockholder meeting to approve the Extension. The Company has mailed the Extension Proxy Statement to its stockholders of record as of September 8, 2022 in connection with the Extension. Investors and security holders of the Company are advised to read the Extension Proxy Statement and any amendments thereto, because these documents will contain important information about the Extension and the Company. Stockholders will also be able to obtain copies of the Extension Proxy Statement, without charge, at the SEC’s website at www.sec.gov or by directing a request to: Altitude Acquisition Corp., 400 Perimeter Center Terrace Suite 151, Atlanta, GA 30346.

Participants in the Solicitation

The Company and its directors and executive officers may be considered participants in the solicitation of proxies with respect to the Extension under the rules of the SEC. Information about the directors and executive officers of the Company and a description of their interests in the Company and the Extension are set forth in the Company’s Annual Report on Form 10-K for the year ended December 31, 2021, which was filed with the SEC on Mach 29, 2022 (the “Annual Report”) and the definitive Extension Proxy Statement, which was filed with the SEC on September 16, 2022. These documents can be obtained free of charge from the sources indicated above.

Forward-Looking Statements

Certain statements made in this Current Report are “forward looking statements” within the meaning of the “safe harbor” provisions of the United States Private Securities Litigation Reform Act of 1995. When used in this Current Report, the words “estimates,” “projected,” “expects,” “anticipates,” “forecasts,” “plans,” “intends,” “believes,” “seeks,” “may,” “will,” “should,” “future,” “propose” and variations of these words or similar expressions (or the negative versions of such words or expressions) are intended to identify forward-looking statements. These forward-looking statements are not guarantees of future performance, conditions or results, and involve a number of known and unknown risks, uncertainties, assumptions and other important factors, many of which are outside the Company’s control, that could cause actual results or outcomes to differ materially from those discussed in the forward-looking statements. Important factors, among others, that may affect actual results or outcomes include: the risk that approval of the Company’s stockholders for the Extension is not obtained; the inability of the Company to enter into a definitive agreement with respect to an initial business combination within the time provided in the Company’s amended and restated certificate of incorporation; the level of redemptions made by the Company’s stockholders in connection with the Extension and its impact on the amount of funds available in the Company’s trust account to complete an initial business combination; and those factors discussed in the Annual Report under the heading “Risk Factors,” and other documents of the Company filed, or to be filed, with the SEC. The Company does not undertake any obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

Item 9.01.	Financial Statements and Exhibits.

(d)    Exhibits.

Exhibit No.	Description of Exhibits

10.1	Form of Non-Redemption Agreement.

104	Cover Page Interactive Data File - Embedded within the inline XBRL document.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALTITUDE ACQUISITION CORP.

By:	/s/ Gary Teplis
Name:	Gary Teplis
Title:	Chief Executive Officer

Date: October 5, 2022

EXHIBIT 10.1

NON-REDEMPTION AGREEMENT

THIS NON-REDEMPTION AGREEMENT (this “Agreement”), dated as of October 5, 2022, is made by and among Altitude Acquisition Corp., a Delaware corporation (the “Company”), Gary Teplis (“GT”), and the undersigned stockholder (the “Holder”).

RECITALS

WHEREAS, the Company is seeking stockholder approval to amend the Company’s Amended and Restated Certificate of Incorporation (as amended, the “Charter”) to extend (the “Extension”) the date by which the Company must consummate an initial business combination from October 11, 2022 to April 11, 2023 (the “Extended Date”);

WHEREAS, the Company intends to sign a letter of intent for a potential initial business combination (“Proposed Business Combination”) and, if the Company proceeds with such Proposed Business Combination, it will seek stockholder approval of the Proposed Business Combination and related matters; and

WHEREAS, in consideration of the Holder’s agreement hereunder to vote an aggregate of 223,124 shares of the Company’s Class A common stock initially issued as part of the units sold by the Company in its initial public offering (“public shares”) held by it and/or its controlled affiliates as of the date hereof (collectively, the “Holder’s Shares”) in favor of the Extension and not to redeem such public shares in connection with the Extension, GT wishes to pay to the Holder in cash a single payment of $66,937.20 by the Payment Date (as defined below), which represents $0.05 per Holder’s Share per month through the Extended Date.

NOW, THEREFORE, in consideration of the foregoing and the mutual acknowledgments, understandings, and agreements contained in this Agreement and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Company, GT, and Holder hereby agree as follows:

1. Representations and Warranties of Holder. Holder represents and warrants that:

(a) Holder and/or certain of its controlled affiliates beneficially own the Holder’s Shares.

(b) If Holder is a natural person, he or she has all the requisite power and authority and has taken all action necessary in order to execute and deliver this Agreement, to perform his or her obligations hereunder and to consummate the transactions contemplated hereby. If Holder is not a natural person, (i) it is a legal entity duly organized, validly existing and, to the extent such concept is applicable, in good standing under the laws of the jurisdiction of its organization and (ii) has all requisite corporate or other power and authority and has taken all corporate or other action necessary in order to execute, deliver and perform its obligations under this Agreement and to consummate the transactions contemplated hereby. This Agreement has been duly executed and delivered by Holder and, assuming due authorization and execution by each other party hereto, constitutes a valid and binding agreement of Holder enforceable against Holder in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting creditors’ rights generally and subject, as to enforceability, to general principles of equity.

(c) The execution and delivery of this Agreement by Holder does not, and the performance by Holder of its obligations hereunder will not, (i) conflict with or result in a violation of the organizational documents of Holder (if Holder is not a natural person) or applicable law to which Holder or the Holder’s Shares is subject, or (ii) require any consent or approval that has not been given or other action that has not been taken by any Person (including under any contract binding upon Holder or any Holder’s Shares), in each case, to the extent such consent, approval or other action would prevent, enjoin or materially delay the performance by Holder of its obligations under this Agreement.

(d) As of the date of this Agreement, (i) there is no action, claim, suit, audit, assessment, arbitration, mediation or inquiry, or any proceeding or investigation, by or before any governmental authority pending against Holder or, to the knowledge of Holder, threatened against Holder and (ii) Holder is not a party to or subject to the provisions of any order, judgment, injunction, decree, writ, stipulation, determination or award, in each case, entered by or with any governmental authority, in each case, that questions the beneficial or record ownership of the Holder’s Shares or the validity of this Agreement or would reasonably be expected to prevent or materially delay, impair or adversely affect the performance by Holder of its obligations under this Agreement.

2. Lock-up and Waiver of Redemption Rights.

(a) Holder acknowledges that it has certain rights with respect to the redemption of the Holder’s Shares pursuant to the Charter and in connection with the consummation of the Extension, the Proposed Business Combination or any other initial business combination. Solely with respect to the Extension, Holder covenants and agrees, for the benefit of the Company, that neither it nor any of its controlled affiliates shall:

(i) directly or indirectly Transfer (other than to any fund or account managed by the same investment manager as Holder; provided that as a condition to such Transfer, the transferee shall execute a joinder to this Agreement in the form attached as Exhibit A) any of the Holder’s Shares, or any voting or economic interest therein, as of and following the date hereof through the approval of the Extension; or

(ii) exercise any redemption rights under the Charter in connection with the consummation of the Extension with respect to the Holder’s Shares (the “Redemption Rights”).

For the avoidance of doubt, nothing in this Section 2(a) or herein shall limit the Holder’s ability to Transfer or redeem the Holder’s Shares after the approval of the Extension. Should the Holder Transfer or redeem the Holder’s Shares after such period, the Holder shall still be entitled to the single cash payment of $66,937.20 (the “Payment”) by the Payment Date (as defined below).

(b) For purposes hereof, “Transfer” shall mean the following: (i) sale of, offer to sell, contract or agreement to sell, hypothecate, pledge, grant of any option to purchase or otherwise dispose of or agreement to dispose of, directly or indirectly, or establishment or increase of a put equivalent position or liquidation with respect to or decrease of a call equivalent position within the meaning of Section 16 of the Securities Exchange Act of 1934, as amended, and the rules and regulations of the United States Securities and Exchange Commission (“SEC”) promulgated thereunder with respect to, any of the Holder’s Shares, (ii) entry into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of any of the Holder’s Shares, whether any such transaction is to be settled by delivery of such securities, in cash or otherwise, or (iii) public announcement of any intention to effect any transaction specified in clause (i) or (ii).

(c) Holder shall deliver such documentation as is reasonably requested by the Company or GT to evidence that none of the Holder’s Shares have been transferred or redeemed prior to the Extension, and in the event of a breach of paragraph 2(a)(i) or 2(a)(ii) with respect to any Holder’s Shares (the “Transferred/Redeemed Shares”), Holder, using its best efforts, unconditionally and irrevocably agrees to, or to cause one or more of its affiliates to, subscribe for and purchase, to the extent possible, from the Company or redeeming public stockholders (or from its assignee(s) or designee(s)) either in its own capacity or via a broker, prior to the approval of the Extension a number of shares of Class A common stock of the Company equal to the number of such Transferred/Redeemed Shares, for a per share purchase price equal to the amount to be received by public stockholders of the Company exercising their Redemption Rights in connection with the Extension.

(d) The Company and GT acknowledge and agree that the Holder and/or its controlled affiliates may own additional public shares in excess of the Holder’s Shares (the “Other Shares”) and that nothing herein shall restrict any rights of the Holder with respect to such Other Shares including, without limitation, the right to redeem, or to submit a request to the Company’s transfer agent to redeem or otherwise exercise any right with respect to such Other Shares.

3. Agreement to Vote. Holder covenants and agrees that its controlled affiliates shall:

(a) vote (or cause to be voted) or execute and deliver a written consent (or cause a written consent to be executed and delivered) at any meeting of the stockholders of the Company, however called, or at any adjournment thereof, or in any other circumstance in which the vote, consent or other approval of the stockholders of the Company is sought, all of the Holder’s Shares (i) in favor of the Extension, (ii) in favor of any proposal brought by the Company to adjourn the stockholder meeting called in connection with the Extension, (iii) against any proposal in opposition to approval of the Extension or in competition with or inconsistent with the Extension, and (iv) against any proposal, action or agreement that would impede, frustrate, prevent or nullify any provision of this Agreement or the transactions contemplated hereby; and

(b) with respect to the Extension, appear at any meeting of the stockholders of the Company, however called, or at any adjournment thereof, in person or by proxy, or otherwise cause all of the Holder’s Shares to be counted as present thereat for purposes of establishing a quorum.

4. Covenants of the Holder. Holder hereby agrees to permit the Company to publish and disclose Holder’s identity, ownership of the Holder’s Shares and any Other Shares and the nature of Holder’s commitments, arrangements and understandings under this Agreement and a copy of this Agreement, in (i) the proxy materials filed by the Company with the SEC in connection with the Extension and/or the Company’s initial business combination, (ii) any Form 8-K filed by the Company with the SEC in connection with the execution and delivery of this Agreement, or the consummation of the Extension or in connection with the Company’s initial business combination, and (iii) any other documents or communications provided by the Company to any governmental authority or to the Holder, in each case, to the extent required by the federal securities laws or the SEC or any other securities authorities.

5. Payment of Consideration.

(a) In consideration of the covenants of Holder set forth herein, within 45 calendar days from the date hereof (the “Payment Date”), GT shall pay to the Holder the Payment.

(b) The obligations of the Company and GT pursuant to this paragraph 5 shall be subject to the satisfaction or waiver by the Company and GT of the following conditions: (i) the Extension shall have occurred, (ii) all representations and warranties of the Holder contained in this Agreement shall be true and correct in all material respects (other than representations and warranties that are qualified as to materiality, which representations and warranties shall be true and correct in all respects) as of the date hereof, and (iii) the Holder shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by it at or prior to the approval of the Extension.

6. Miscellaneous.

(a) Holder acknowledges that the Company and GT will rely on the representations, warranties, acknowledgments, understandings and agreements contained in this Agreement. Holder agrees to promptly notify the Company and GT if any of the representations, warranties, acknowledgments, understandings or agreements set forth herein are no longer accurate in all material respects.

(b) Each of the Company, GT, and the Holder is entitled to rely upon this Agreement and is irrevocably authorized to produce this Agreement or a copy hereof to any interested party in any administrative or legal proceeding or official inquiry with respect to the matters covered hereby.

(c) Neither this Agreement nor any rights that may accrue to Holder hereunder may be transferred or assigned. Neither this Agreement nor any rights that may accrue to the Company or GT hereunder may be transferred or assigned.

(d) This Agreement may not be modified, waived or terminated except by an instrument in writing, signed by the party against whom enforcement of such modification, waiver, or termination is sought.

(e) This Agreement constitutes the entire agreement, and supersedes all other prior agreements, understandings, representations and warranties, both written and oral, among the parties, with respect to the subject matter hereof.

(f) Except as otherwise provided herein, this Agreement shall be binding upon, and inure to the benefit of the parties hereto and their heirs, executors, administrators, successors, legal representatives, and permitted assigns, and the agreements, representations, warranties, covenants and acknowledgments contained herein shall be deemed to be made by, and be binding upon, such heirs, executors, administrators, successors, legal representatives and permitted assigns.

(g) Holder acknowledges that the Company has established a trust account containing the proceeds of its initial public offering and from certain private placements (collectively, with interest accrued from time to time thereon, the “Trust Account”). Holder agrees that (i) it has no right, title, interest or claim of any kind in or to any monies held in the Trust Account, and (ii) it shall have no right of set-off or any right, title, interest or claim of any kind (“Claim”) to, or to any monies in, the Trust Account, in each case in connection with this Agreement, and hereby irrevocably waives any Claim to, or to any monies in, the Trust Account that it may have in connection with this Agreement or otherwise; provided, that such release and waiver of Claims shall not include any rights or claims of Holder or any of its controlled affiliates to seek redemption of (x) the Other Shares in connection with the consummation of the Extension or (y) any of the Holder’s public shares in connection with the consummation of the Company’s initial business combination. In the event Holder has any Claim against the Company, Holder shall pursue such Claim solely against the Company’s assets outside the Trust Account and not against the property or any monies in the Trust Account. Holder agrees and acknowledges that such waiver is material to this Agreement and has been specifically relied upon by the Company to induce the Company to enter into this Agreement and Holder further intends and understands such waiver to be valid, binding and enforceable under applicable law. In the event Holder commences any action or proceeding which seeks, in whole or in part, relief against the funds held in the Trust Account or distributions therefrom or any of the Company’s stockholders, whether in the form of monetary damages or injunctive relief, Holder shall be obligated to pay to the Company all of its legal fees and costs reasonably incurred in connection with any such action in the event that the Company prevails in such action or proceeding.

(h) If any provision of this Agreement shall be invalid, illegal or unenforceable, the validity, legality or enforceability of the remaining provisions of this Agreement shall not in any way be affected or impaired thereby and shall continue in full force and effect.

(i) This Agreement may be executed in two (2) or more counterparts (including by electronic means), all of which shall be considered one and the same agreement and shall become effective when signed by each of the parties and delivered to the other parties, it being understood that all parties need not sign the same counterpart.

(j) Holder shall pay all of its own expenses in connection with this Agreement and the transactions contemplated hereby.

(k) Any notice or communication required or permitted hereunder shall be in writing and either delivered personally, emailed, sent by overnight mail via a reputable overnight carrier, or sent by certified or registered mail, postage prepaid, and shall be deemed to be given and received (a) when so delivered personally, (b) when sent, with no mail undeliverable or other rejection notice, if sent by email, or (c) five (5) business days after the date of mailing to the address below or to such other address or addresses as such person may hereafter designate by notice given hereunder:

(i) If to Holder, to such address or addresses set forth on the signature page hereto;:

(ii) if to the Company or GT, to:

Altitude Acquisition Corp

400 Perimeter Center Terrace Suite 151

Atlanta, GA 30346

Attn: Gary Teplis

Email: gary.teplis@teplis.com

with a required copy to (which copy shall not constitute notice):

White & Case LLP

1221 Avenue of the Americas

New York, New York 10020

Attention: Elliott Smith

Chang-Do Gong

James Hu

Email: elliott.smith@whitecase.com

cgong@whitecase.com

james.hu@whitecase.com

(l) The parties agree that irreparable damage for which monetary damages, even if available, would not be an adequate remedy, would occur in the event that the parties do not perform their obligations under the provisions of this Agreement (including failing to take such actions as are required of them hereunder to consummate this Agreement) in accordance with its specified terms or otherwise breach such provisions. The parties acknowledge and agree that (i) the parties shall be entitled to an injunction, specific performance, or other equitable relief, to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof, without proof of damages, this being in addition to any other remedy to which they are entitled under this Agreement, and (ii) the right of specific enforcement is an integral part of the transactions contemplated by this Agreement and without that right, none of the parties would have entered into this Agreement. Each party agrees that it will not oppose the granting of specific performance and other equitable relief on the basis that the other parties have an adequate remedy at law or that an award of specific performance is not an appropriate remedy for any reason at law or equity. The parties acknowledge and agree that any party seeking an injunction to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in accordance with this paragraph 6(l) shall not be required to provide any bond or other security in connection with any such injunction.

(m) This Agreement, and all claims or causes of action based upon, arising out of, or related to this Agreement or the transactions contemplated hereby, shall be governed by, and construed in accordance with, the laws of the State of Delaware, without giving effect to principles or rules of conflict of laws to the extent such principles or rules would require or permit the application of laws of another jurisdiction

(n) Any claim, action, suit, assessment, arbitration or proceeding based upon, arising out of or related to this Agreement, or the transactions contemplated hereby, shall be brought in the Court of Chancery of the State of Delaware or, if such court declines to exercise jurisdiction, any federal or state court located in the State of Delaware, and each of the parties irrevocably submits to the exclusive jurisdiction of each such court in any such claim, action, suit, assessment, arbitration or proceeding, waives any objection it may now or hereafter have to personal jurisdiction, venue or to convenience of forum, agrees that all claims in respect of such claim, action, suit, assessment, arbitration or proceeding shall be heard and determined only in any such court, and agrees not to bring any claim, action, suit, assessment, arbitration or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby in any other court. Nothing herein contained shall be deemed to affect the right of any party to serve process in any manner permitted by law, or to commence legal proceedings or otherwise proceed against any other party in any other jurisdiction, in each case, to enforce judgments obtained in any claim, action, suit, assessment, arbitration or proceeding brought pursuant to this paragraph 6(n). EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY ACTION BASED UPON, ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

(o) Holder hereby covenants and agrees that, except for this Agreement, and with solely respect to the Extension, it (a) shall not enter into at any time while this Agreement remains in effect, any voting agreement or voting trust with respect to the Holder’s Shares and (b) shall not grant at any time while this Agreement remains in effect a proxy, consent or power of attorney with respect to the Holder’s Shares that is inconsistent with this Agreement.

(p) Nothing contained in this Agreement shall be deemed to vest in the Company or GT, or its or their subsidiaries, any direct or indirect ownership or incidence of ownership of or with respect to the Holder’s Shares. All rights, ownership and economic benefits of and relating to the Holder’s Shares of the Holder shall remain fully vested in and belong to the Holder, and none of the Company, GT, or its or their subsidiaries shall have no authority to direct the Holder in the voting or disposition of any of the Holder’s Shares, except as otherwise provided herein.

(q) Holder hereby agrees that its representations, warranties and covenants set forth herein are solely for the benefit of the Company, GT, and its or their subsidiaries in accordance with and subject to the terms of this Agreement, and this Agreement is not intended to, and does not, confer upon any person other than the parties hereto any rights or remedies hereunder, including the right to rely upon the representations and warranties set forth herein, and the parties hereto hereby further agree that this Agreement may only be enforced against, and any action that may be based upon, arise out of or relate to this Agreement, or the negotiation, execution or performance of this Agreement may only be made against, the persons expressly named as parties hereto.

(r) If any provision of this Agreement is held invalid or unenforceable by any court of competent jurisdiction, the other provisions of this Agreement shall remain in full force and effect. The parties further agree that if any provision contained herein is, to any extent, held invalid or unenforceable in any respect under the laws governing this Agreement, they shall take any actions necessary to render the remaining provisions of this Agreement valid and enforceable to the fullest extent permitted by law and, to the extent necessary, shall amend or otherwise modify this Agreement to replace any provision contained herein that is held invalid or unenforceable with a valid and enforceable provision giving effect to the intent of the parties.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first above written.

COMPANY:

ALTITUDE ACQUISITION CORP.
By:	/s/ Gary Teplis
Name:	Gary Teplis
Title:	President and Chief Executive
Officer

GT:

/s/ Gary Teplis
Gary Teplis

HOLDER:

METEORA SPECIAL OPPORTUNITY FUND I, LP; METEORA CAPITAL PARTNERS, LP; and METEORA SELECT TRADING OPPORTUNITIES, LP

By:	/s/ Vikas Mittal
Name: Vikas Mittal
Title: CIO / Managing Member

Address for Notices:	1200 N Federal Hwy, Suite 200 Boca Raton, FL 33432

Attention:	Vikas Mittal

Email:	team@meteoracapital.com

Meteora Fund	Shares	Payment
METEORA SPECIAL OPPORTUNITY FUND I, LP	40,194	$12,058.20
METEORA CAPITAL PARTNERS, LP	64,056	$19,216.80
METEORA SELECT TRADING OPPORTUNITIES, LP	118,874	$35,662.20
TOTAL	223,124	$66,937.20

[Signature Page to Non-Redemption Agreement]

Exhibit A

FORM OF JOINDER AGREEMENT

This JOINDER, dated [                ], by and between Altitude Acquisition Corp., a Delaware corporation (the “Company”), Gary Teplis, and the undersigned below, relates to that certain Non-Redemption Agreement dated as of October 4, 2022 (the “Agreement”). Capitalized terms used but not defined herein shall have the respective meanings ascribed to such terms in the Agreement.

The undersigned hereby acknowledges receipt of the Agreement, attached hereto as Exhibit A, and agrees to become a party thereto and to be bound thereby. In particular and without limitation, the undersigned acknowledges the details of its obligations and representations set forth in the Agreement, assumes all of the rights and obligations as set forth thereto and agrees to be bound by the terms of the Agreement as if the undersigned were originally a party thereto.

IN WITNESS HEREOF, the undersigned has executed this Joinder as of the date first set forth above.

By:
Name:
Title:

Accepted and Agreed to:

ALTITUDE ACQUISITION CORP.

By:
Name: Title:

Gary Teplis